UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2022

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2022, ICU Medical, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Vivek Jain (the “Amended Employment Agreement”), the Company’s Chief Executive Officer. The Amended Employment Agreement is effective as of March 1, 2022 and will continue until March 1, 2025, unless earlier terminated, and supersedes the prior Amended and Restated Executive Employment Agreement, dated as of May 8, 2017 (the “Prior Employment Agreement”). The term of the Amended Employment Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Jain gives written notice of termination at least 60 days prior to the end of the applicable term.

The terms and conditions of the Amended Employment Agreement are the same as in the Prior Employment Agreement, except that:

•Under the Amended Employment Agreement, Mr. Jain is entitled to receive an annual base salary of $775,000.

•In the event that Mr. Jain’s employment is terminated by the Company without “cause”, by Mr. Jain for “good reason”, by reason of a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Amended Employment Agreement or by reason of Mr. Jain’s death or “disability” (each, as defined in the Amended Employment Agreement as an “involuntary termination”), subject to delivery and non-revocation of a general release of claims in favor of the Company, Mr. Jain’s then-outstanding Company equity-based awards granted between January 1, 2020 to December 31, 2021 will vest in full (with all performance goals or other vesting criteria deemed to be achieved at target levels).

•In the event Mr. Jain experiences an “involuntary termination” during the period beginning on and including sixty days prior to the date of a “change in control” (as defined in the Amended Employment Agreement) and ending on and including the two-year anniversary of the date of a change in control, Mr. Jain will receive the same accelerated vesting as described above, and all of his then-outstanding Company equity-based awards that vest solely based on Mr. Jain’s continued service will also vest in full.

The foregoing summary of the material terms of the Amended Employment Agreement is qualified in its entirety by the full terms and conditions of the Amended Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated as of April 15, 2022, by and between ICU Medical, Inc. and Vivek Jain.

104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: April 20, 2022	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer